As filed with the Securities and Exchange Commission on June 27, 2014

Registration No. 333-109185

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MICROSOFT CORPORATION

(Exact name of registrant as specified in its charter)

Washington	91-1144442
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Microsoft Way

Redmond, Washington 98052-6399

(Address of principal executive offices, including zip code)

Microsoft Caribbean 1165(e) Retirement Plan

(Full title of the plans)

John A. Seethoff

Vice President, Deputy General Counsel, Legal and Corporate Affairs, and Assistant Secretary

One Microsoft Way

Redmond, Washington 98052-6399

(425) 882-8080

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

By means of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-109185, filed with the Commission on September 26, 2003 (the “2003 Registration Statement”), the Registrant hereby deregisters 74,559 shares of its common stock, par value $.0000625 per share, which were registered for the Microsoft Caribbean 1165(e) Retirement Plan on the 2003 Registration Statement. Effective March 31, 2013 the sponsorship of the Microsoft Operations Puerto Rico, LLC 1165(e) Savings Plan Retirement Plan and the Microsoft Caribbean 1165(e) Retirement Plan were merged, and the surviving entity was renamed One Microsoft Puerto Rico Retirement Plan.

PART II

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on June 27, 2014.

MICROSOFT CORPORATION

By:	/s/ Amy Hood
Name:	Amy Hood
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Amy Hood, John A. Seethoff, Keith R. Dolliver and Peter A. Kraus, or any of them, as his attorneys-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated below on June 27, 2014.

Signature	Title

/S/ Satya Nadella Satya Nadella	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Amy Hood Amy Hood	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Frank H. Brod Frank H. Brod	Corporate Vice President, Finance and Administration and Chief Accounting Officer (Principal Accounting Officer)

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/s/ William H. Gates III William H. Gates III	Director and Technology Advisor

/s/ John W. Thompson John W. Thompson	Chairman of the Board

/s/ Steven A Ballmer Steven A. Ballmer	Director

/s/ Dina Dublon Dina Dublon	Director

/s/ Maria M. Klawe Maria M. Klawe	Director

/s/ G. Mason Morfit G. Mason Morfit	Director

/s/ David F. Marquardt David F. Marquardt	Director

/s/ Charles H. Noski Charles H. Noski	Director

/s/ Helmut Panke Helmut Panke	Director

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Microsoft Caribbean 1165(e) Retirement Plan.

Pursuant to the requirements of the Securities Act of 1933, as amended, the persons who administer the One Microsoft Puerto Rico Retirement Pan, the successor plan to the Microsoft Caribbean 1165(e) Retirement Plan, have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on this 27 day of June, 2014.

One Microsoft Puerto Rico Retirement Plan

By:	/s/ Keith R. Dolliver
Keith R. Dolliver
Member of Administrative Committee of One Microsoft Puerto Rico Retirement Plan

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